Exhibit 99.4


                            CERTIFICATION PURSUANT TO
                              18 USC. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of American Banknote Corporation (the "Company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick J. Gentile, Executive Vice President Finance and Chief Financial Officer of the Company, certify, pursuant to 18 USC. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                            /s/ Patrick J. Gentile
                                            ------------------------------------
                                            Patrick J. Gentile
                                            Executive Vice President Finance and
                                            Chief Financial Officer


Date: November 15, 2004